EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Community Central Bank Corporation on Form S-8 of our report dated January 23, 2004 on the financial statements of Community Central Bank Corporation for the year ended December 31, 2003, appearing in the Form 10-KSB filed with the SEC (File No. 000-33373), which is incorporated by reference into this Registration Statement.

/s/ PLANTE & MORAN, PLLC

Auburn Hills, Michigan
September 22, 2004